POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Kelly W. Benton, Jennifer D'Alessandro and Holly Berger, or any of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes and delegees being referred to herein as the "Attorney-in-Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in the undersigned's capacity as an officer, director or stockholder of Saia, Inc. (the "Company"), to:

1.	Prepare and file through EDGAR, on behalf of the undersigned and submit to the U.S. Securities and Exchange Commission (the "SEC") Form ID, Uniform Application for Access Codes, including amendments and any other documents necessary or appropriate to obtain EDGAR codes ("Form ID"), enabling the undersigned to make electronic filings with the SEC;

2.	Act as an account administrator on behalf of the applicant,
to manage its EDGAR account, together with Form ID, make SEC filings on behalf of the applicant and have access to the applicant's EDGAR account. Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and file any such Form ID or update documents (including amendments thereto), and file such forms with the SEC;

3.	Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact and authorized account administrator, may be of benefit to, in the best interest of, or legally required of the undersigned in connection with the management of the applicant's EDGAR account.

4.	Prepare and execute any and all forms, schedules and other
documents (including any amendments thereto) the undersigned is required to file with the Securities and Exchange Commission ("SEC"), or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934 or any rule or regulation thereunder (the "Exchange Act"), or under Rule 144 under the Securities Act of 1933 ("Rule 144"), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as "SEC Filings");

5.	Submit and file SEC Filings with the SEC, or cause them to be submitted and filed, utilizing the EDGAR system;

6.	File, submit or otherwise deliver SEC Filings to any securities exchange on which the Company's securities may be listed or traded; and

7.	Obtain, as the undersigned's representative and on the
undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a)	This Power of Attorney authorizes, but does not require, the
Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;
b)	Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;
c)	Neither the Company nor the Attorney-in-Fact assumes any
liability for the undersigned's responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and
d)	This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under
Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file: (i) Form ID or amendments thereto, (ii) Forms 4 or 5, (iii) Schedules 13D or 130; or (iv) Forms 144 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of October 19, 2026.

/s/ Todd C. Fowler
____________________________________
	Todd C. Fowler